SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  December 10, 2004

Bio-One Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1630 Winter Springs Boulevard, Winter Springs, Florida  32708

(Address of principal executive offices)(Zip code)

(407) 977-1005

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01.   OTHER EVENTS

On December 10, 2004, Bio One Corporation (“Bio-One”) voluntarily agreed with the staff of the Securities and Exchange Commission to suspend issuances of securities for resale under its Form SB-2 registration statement filed by Bio-One on April 14, 2004 that became effective on May 11, 2004. On December 16, 2004, Bio-One consented to the entry of an SEC Order Instituting Proceedings pursuant to Section 8(d) of the Securities Act of 1933, Making Findings and Issuing Stop Order (“Order”), suspending the effectiveness of that registration statement (Registration Number 333-114459). The Order finds that Bio-One failed to include unqualified, audited financial statements for American Nutritional Exchange (“ANE”), Interactive Nutrition International, Inc. (“INI”), and Weifang Shengtai Medicine Co. Ltd. (“Shengtai”), businesses that Bio-One acquired earlier this year, in the registration statement. Bio-One did not admit or deny the findings contained in the Order.

Unqualified, audited financial statements for ANE and Shengtai were filed on Form 8-K/A on November 3, 2004 and November 26, 2004, respectively, and Bio-One expects to file a Form 8-K/A with unqualified, audited financial statements for INI on or before December 23, 2004. Pursuant to Section 8(d), when the registration statement is amended and declared effective by the SEC, the Order will terminate. Bio-One expects to prepare and file such an amendment promptly, but cannot predict when it will become effective.

Bio-One previously disclosed that it received requests from the SEC's Division of Enforcement for certain documents and information, including documents regarding recent and prospective acquisitions and business arrangements with certain companies, prospective investors, recent issuances of Bio-One securities, and financial statements with respect to recent acquisitions. In that regard, certain officers of and consultants to Bio-One met voluntarily with SEC staff members and  provided oral testimony. Bio-One intends to continue to cooperate with the SEC's inquiry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: December 16, 2004	By: /s/ Armand Dauplaise
Name: Armand Dauplaise
Its: President, Chief Executive Officer,
Principal Accounting Officer and Director

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